EXHIBIT 10.14


                  SHAREHOLDERS' NON-RECOURSE PLEDGE AGREEMENT

 THIS AGREEMENT is made as of this 9th day of February 1999, by and between ROBERT BRAY, STEVE GOULD, GERALD HOLLAND and LEE KAPLAN ("Pledgors"),and JULES ROSS, RICHARD A. HAHNER, CASE HOLDINGS, INC., PETER CASORIA, JR., PETER CASORIA, SR., DENNIS LOPEZ and GERALD M. HOLLAND ("Lenders").

W I T N E S S E T H :

 A.. Continental Heritage Corporation, a Delaware corporation, ("Borrower"), has executed and delivered to Lenders a promissory note of even date in the principal sum of One Million Dollars ($1,000,000) (the "Note"), which Note has been issued pursuant to a Loan Agreement ("Loan Agreement") of even date by and among the Borrower, the Lenders and the Pledgors.

 B. As an inducement to Lenders to make the loan to Borrower, Pledgors have agreed to execute this Agreement so as to provide security for the repayment of the Note and performance by the Borrower and Pledgors of their agreements and covenants contained in the Note and the Loan Agreement. Pledgors have agreed to pledge all the shares of Common Stock, $.10 par value, of Borrower beneficially owned by each hereunder, all as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing recitals, for good and valuable consideration, and intending to be legally bound hereby, Pledgors irrevocably and unconditionally agree as follows:

 1. Definition of "Collateral". The term "Collateral" shall mean the following:

  (a) shares of the Borrower's Common Stock beneficially owned by each of the Pledgors, as follows:

                     Robert Bray   -       550,000 shares
                     Steve Gould*  -     2,090,382 shares
                     Gerald Holland -      247,500 shares
                     Lee Kaplan  -       2,090,382 shares

*Held of record by Fat Cat, LLC

  (b) Class A Warrants to be acquired by Steve Gould and Lee Kaplan, as follows:

                     Steve Gould           112,000 Class A Warrants
                     Lee Kaplan            112,000 Class A Warrants

 2. Pledge of Collateral. As security for the repayment of the Note by the Borrowers and performance by each of the Borrowers and Pledgors of the agreements, conditions, covenants, provisions or stipulations contained in the Note and the Loan Agreement, each Pledgor hereby pledges and grants to Lenders a first and prior security interest in the Collateral.

 3. Delivery of Collateral. At the execution hereof, Pledgors shall deliver to Lenders the certificate(s) representing the Collateral, duly endorsed for transfer.

 4. Representations, Warranties and Covenants of Pledgor. Each Pledgor represents, warrants and covenants to Lenders that:

 (a) He is the legal and
beneficial owner of the Collateral;

 (b) The Collateral is owned by such Pledgors free and clear of all security interests, restrictions, charges and other encumbrances of any nature, other than the lien created hereby;

 (c) The execution, delivery and performance of this Pledge Agreement do not violate the provisions of or cause a default or constitute an event which, with notice and/or lapse of time, would constitute a default, on the part of Pledgor, under any law or any contract, agreement, other instrument or judgment or decree to which such Pledgors is a party or by which it is bound;

 (d) The Collateral is not, to the best of such Pledgor's knowledge, the subject of any present or threatened suit, action, arbitration or administrative or other proceeding, and Pledgors knows of no reasonable grounds for the institution of any such proceeding;

 (e) No approvals are required by any governmental or regulatory body, or other third party in connection with the pledge of the Collateral;

 (f) Pledgors shall, at their own expense, defend the Lenders' right, title and security interest in and to the Collateral against the claims of any person, corporation or other entity;

 (g) Such Pledgors shall not:

 (i) Sell, convey or otherwise dispose of any of the Collateral or any interest therein without the prior written consent of Lenders and unless any such purchaser or transferee shall agree in writing for the Shares so transferred to be Collateral hereunder and to be bound by both the terms of this Agreement; or

 (ii) Create, incur or permit to exist any security interest, lien, charge or encumbrance whatsoever with respect to any of the Collateral, other than the lien created hereby;

 (h) This Agreement constitutes the valid and binding obligation of such Pledgors, enforceable in accordance with its terms; and

 (i) In the event there is a reclassification or recapitalization of the capital stock of the Borrower or the Borrower shall be a party to a merger or consolidation or sell its assets, and as a result of such event different securities or property shall be issued to the shareholders of the Borrower, such other securities or property shall be delivered by the Pledgors to the Lenders to be held by the Lenders as part of the Collateral hereunder.

 5. Custodial Duties of Lender. Lenders' sole duty with respect to the Collateral shall be to exercise reasonable care in the physical custody and preservation of the Collateral. Lenders shall be relieved of all responsibility for the Collateral, or any portion thereof, upon surrendering it or tendering surrender of it to the Pledgors.

 6. Powers of Lenders With Respect to Collateral.

 (a) Lenders shall have the power, in his sole discretion, and without notice to Pledgor, to execute all necessary endorsements, assignments or other instruments of conveyances or transfer with respect to the Collateral to effect Lenders' remedies under paragraph 10, but shall be under no duty or responsibility to exercise or withhold the exercise of such right, and shall not have any liability for any failure or delay in doing so, other than to account for property actually received by Lender.

 (b) Each Pledgor hereby irrevocably makes, constitutes and appoints Lenders or a designee of Lenders as Pledgor's true and lawful attorney in fact to take one or more of the actions, rights, powers, privileges, and options set forth in sub-section 6(a).

 7. Further Assurances. Upon written request by Lender, Pledgors shall execute and endorse assignments or other documents and do such further acts and things as Lenders may request to effect the purpose of this Agreement.

 8. Event of Default. The following shall each constitute an event of default ("Event of Default") hereunder:

 (a) The occurrence of a default as defined in the Note;

 (b) Any failure by the Borrower or the Pledgors to observe or perform any of the provisions of the Loan Agreement.

 9. Remedies Upon Event of Default. Upon the occurrence of an Event of Default, Lenders shall have the right to do any of the following:

 (a) Lenders may exercise all the rights and remedies given to a secured party after default by the Delaware Uniform Commercial Code provided at least thirty
(30) days written notice is given by Lenders to Pledgors of the occurrence of an Event of Default.

 (b) Lenders may immediately convert the Collateral to cash and apply such cash to the outstanding sums due from Borrower to Lenders pursuant to the Note.

 (c) Lenders may exercise the conditional irrevocable proxy granted to them with respect to the Collateral to the extent set forth in Section 11 below.

 (d) The remedies provided herein in favor of Lenders shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other legal and equitable remedies which Lenders may have.

 10. Non-Recourse.  Anything in this Agreement to the contrary notwithstanding,
(i) the Lenders shall look solely and only to the Collateral for satisfaction of any and all remedies which they may have as against the Pledgors hereunder on account of the Note, the Loan Agreement, the Collateral and/or at law or in equity; and (ii) the Lenders shall not seek any deficiency or other judgment against the Pledgors or their successors, heirs at law or assigns in the event that the Collateral shall be insufficient to pay the costs and expenses of the sale and unpaid balance of the Note or any other obligations arising or related to the default in payment of the interest and/or principal of the Note or on account of any breach of any covenant or agreement of the Pledgors under the Loan Agreement. The foregoing provisions of this Section shall not be construed or interpreted to limit or impair the rights of the Lenders to procure any judgment to enforce collection of the Note or as against the Collateral but only to preclude the enforceability of such judgment as against any other asset or otherwise against the Pledgors.

 11. Termination of Pledge and Proxy. This Agreement shall remain in full force and effect until such time as the loan evidenced by the Note is repaid in full, at which time the pledge of the Collateral and the Conditional Irrevocable Proxies shall be deemed terminated and of no further force and effect. Upon such termination, the Collateral shall be returned to the Pledgors.

 12. Agent for Lenders. The Lenders hereby appoint Gerald Holland as their agent and representative to exercise all of their rights hereunder upon the occurrence of an Event of Default including but not limited to the conversion of the Collateral as provided in this Agreement and the exercise of the Conditional Irrevocable Proxy as provided in said Conditional Irrevocable Proxy.

 13. Miscellaneous.

  (a) Notices. All notices, requests, demands and other communications relating to this Agreement, and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given or made when delivered against receipt or mailed by certified mail, postage prepaid, return receipt requested, at the addresses for each of the parties set forth in the Loan Agreement. No change of address shall be effective as against Lenders unless Pledgors shall have advised Lenders of the changed address in writing, mailed to Lenders by certified mail, return receipt requested, postage prepaid.

  (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

  (c) Choice of Law. This Agreement shall be governed in all respects by, and construed and enforced in accordance with, the laws of the State of Delaware.

  (d) Waiver. Neither the failure nor any delay on the part of Lenders to exercise any right, remedy, power or privilege under this Pledge Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any other right, remedy, power or privilege preclude any other or further exercise of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any subsequent occurrence.

  (e) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or enforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

  (f) Entire Agreement. This Agreement may not be modified or amended other than by an agreement in writing signed by Pledgors and Lenders.

  (g) Singular. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

  (h) Computation. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

  (i) Headings. The Paragraph headings in this Agreement are for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

  (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by all of the parties thereto.

 IN WITNESS WHEREOF, Pledgors and Lenders have caused this Pledge Agreement to be executed on the date first above written.

Lenders:

JULES ROSS                                    ROBERT BRAY

RICHARD A. HAHNER                             STEVE GOULD

PETER CASORIA, JR.                            GERALD M. HOLLAND

PETER CASORIA, SR.                            LEE KAPLAN

                                              FAT CAT, LLC
DENNIS LOPEZ
                                              By:
                                              Steve Gould
GERALD M. HOLLAND

CASE HOLDINGS, INC.

By: